      As filed with the Securities and Exchange Commission on June 10, 1998
                                                      Registration No. 333-51093

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

        CALIFORNIA                                      77-0059951
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
               (Address of principal executive offices) (Zip Code)


                             PRECEPT SOFTWARE, INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)
                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)



This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.


--------------------------------------------------------------------------------

                           INCORPORATION BY REFERENCE

On April 27, 1998, Cisco Systems, Inc. (the "Registrant") registered on a Form S-8 Registration Statement with the Securities and Exchange Commission (the "Commission"), Registration Number 333-51093, 96,103 shares of its Common Stock in connection with stock options previously granted under the Precept Software, Inc. ("Precept") 1995 Stock Option Plan and assumed by the Registrant pursuant to a merger of Registrant and Precept. Item 3(c) of S-8 Registration Statement Number 333-51093 is hereby amended to incorporate by reference the Registrant's current report on Form 8-K filed with the Commission on April 29, 1998.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 10th day of June, 1998.

                              CISCO SYSTEMS, INC.

                              By * /s/ John T. Chambers
                                 -----------------------------------------------
                                 John T. Chambers
                                 President, Chief Executive Officer and Director

        Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                        Title                                         Date
----------                        -----                                         ----

* /s/ John T. Chambers            President, Chief Executive Officer and        June 10, 1998
----------------------------      Director (Principal Executive Officer)
John T. Chambers


/s/ Larry R. Carter               Senior Vice President, Finance and            June 10, 1998
----------------------------      Administration, Chief Financial Officer
Larry R. Carter                   and Secretary (Principal Financial and
                                  Accounting Officer)


* /s/ John P. Morgridge           Chairman of the Board                         June 10, 1998
----------------------------
John P. Morgridge


* /s/ Donald T. Valentine         Director                                      June 10, 1998
----------------------------
Donald T. Valentine


* /s/ James F. Gibbons            Director                                      June 10, 1998
----------------------------
James F. Gibbons


* /s/ Robert L. Puette            Director                                      June 10, 1998
----------------------------
Robert L. Puette


*/s/ Masayoshi Son                Director                                      June 10, 1998
----------------------------
Masayoshi Son


*/s/ Steven M. West               Director                                      June 10, 1998
----------------------------
Steven M. West


*/s/ Edward Kozel                 Director                                      June 10, 1998
----------------------------
Edward Kozel


*/s/ Carol Bartz                  Director                                      June 10, 1998
----------------------------
Carol Bartz


*/s/ Mary Cirillo                 Director                                      June 10, 1998
----------------------------
Mary Cirillo


*/s/ James C. Morgan              Director                                      June 10, 1998
----------------------------
James C. Morgan


* By  /s/ Larry R. Carter                                                       June 10, 1998
     -----------------------
       Larry R. Carter
       Attorney-in-Fact



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